EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-176174, 333-171244, 333-159592, and 333-149662 on Form S-8 and Registration Statement Nos. 333-171944, 333-166011, and 333-158516 on Form S-3 of our report dated March 15, 2012, relating to the consolidated financial statements of EnteroMedics Inc. and subsidiary (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, MN
March 15, 2012